UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 8, 2023, Stryker Corporation (the “Company”) completed a public offering (the “Offering”) of $600,000,000 aggregate principal amount of the Company’s 4.850% Notes due 2028 (the “Notes”).

The Notes were sold pursuant to an Underwriting Agreement, dated December 5, 2023 (the “Underwriting Agreement”), between the Company and Citigroup Global Markets Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the underwriters. The Offering was made pursuant to the Company’s Automatic Shelf Registration Statement on Form S-3 (File No. 333-275853) and the Prospectus included therein, filed with the Securities and Exchange Commission on December 1, 2023, and supplemented by the Prospectus Supplement dated December 5, 2023.

The Notes were issued under an Indenture, dated January 15, 2010 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Twenty-Sixth Supplemental Indenture, dated December 8, 2023, between the Company and the Trustee (the “Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”).

The Notes will bear interest at a rate of 4.850% per year. Interest on the Notes is payable on each June 8 and December 8, commencing on June 8, 2024. The Notes will mature on December 8, 2028.

Prior to November 8, 2028, the Company may redeem the Notes at the Company’s option for cash, any time in whole or from time to time in part, at a redemption price that includes accrued and unpaid interest and the applicable make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemption of the Notes on or after November 8, 2028.

The Company expects to receive net proceeds of approximately $594 million, after deducting the underwriting discount and estimated expenses related to the Offering. The Company intends to use the net proceeds from the Offering for general corporate purposes.

The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Company’s assets. Subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors’ Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1.1, 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 4, 2023, Dr. Srikant Datar, a member of the Board of Directors (the “Board”) of the Company, informed the Company that he will retire from the Board effective as of the Company’s annual meeting of shareholders expected to be held on May 9, 2024 (the “Annual Meeting”). Dr. Datar will continue to serve as a director until the Annual Meeting. Dr. Datar’s decision did not involve any disagreement with the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 5, 2023, between Stryker Corporation and Citigroup Global Markets Inc., BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the underwriters.

4.1	Indenture, dated January 15, 2010, between Stryker Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated January 15, 2010 (Commission File No. 000-09165)).

4.2	Twenty-Sixth Supplemental Indenture (including the form of the note), dated December 8, 2023, between Stryker Corporation and U.S. Bank Trust Company, National Association, as trustee.

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the Notes.

5.2	Opinion of Warner Norcross + Judd LLP regarding the validity of the Notes.

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

23.2	Consent of Warner Norcross + Judd LLP (included as part of Exhibit 5.2).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stryker Corporation
(Registrant)

Dated: December 8, 2023	By:	/s/ Glenn S. Boehnlein
	Name:	Glenn S. Boehnlein
	Title:	Vice President, Chief Financial Officer